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                              JOINT VENTURE AGREEMENT               Exhibit 10.2



Agreement entered into as of May 16, 1997 between Stericycle, Inc., ("STERICYCLE") a corporation organized and existing under the laws of Delaware represented by Mr. Anthony J. Tomasello, Pennoni Associates, Inc. ("PENNONI"), a corporation organized and existing under the laws of Pennsylvania represented by Mr. C.R. Pennoni, Conopam, S.A. de C.V. ("CONOPAM"), a corporation organized and existing under the laws of Mexico represented by Mr. Mauricio Gomez Baez, and Controladora Ambiental, S.A. de C.V., for the purposes of guarantying CONOPAM's obligations hereunder, also represented by Mr.Mauricio Gomez Baez, pursuant to the following recitals and articles:

                                    RECITALS

First. The Parties hereto recite that they desire to incorporate a Mexican corporation under the name of Medam, S.A. de C.V. or such other name as they may mutually agree upon (herein called the "Company") for the initial purpose of undertaking in Mexico the business of sales, marketing, on-site service, collection transportation, treatment disposal and recycling/reuse of medical waste materials (biological and infectious residue and dangerous waste).

Second. The Parties hereto recite that except as otherwise expressly stated in this Agreement, they have agreed to cooperate in the incorporation, financing, development and operations of the Company by supplying equity and debt capital.

Third. The Parties hereto recite that in view of the foregoing recitals they have agreed to enter into this Agreement in accordance with the following articles.

                                    ARTICLES

I.  Acquisition of Stock in Company

A. Each of the Parties hereto agrees and undertakes to subscribe and pay in cash or in kind for the shares of capital stock of the Company set forth opposite its respective name below (herein called the "Stock") at a price of Ps. $ 1.00 (one peso, Mexican Currency), per share, which Stock shall be common and fully voting.

    Name of Party          Percentage       Number of Shares           Series            Initial Investment
    -------------          ----------       ----------------           ------            ------------------
    Conopam                   51.0%              765,000                 "A"              $ 765,000.00 pesos

    Pennoni                   24.5%              367,500                 "B"              $ 367,500.00 pesos

    Stericycle                24.5%              367,500                 "C"              $ 367,500.00 pesos


B. Each of the Parties hereto agrees and undertakes on the Closing Date to subscribe, and to pay at least the percentage and amount set forth opposite its respective name above of the price of the shares to be subscribed by them in accordance with the provisions of paragraph A of this Article I, and further agrees and undertakes to make any other funding required to pay the shares in full and therefore complete the project pursuant to the funding schedule described in Exhibit "A" attached hereto [omitted].

    For these purposes, upon incorporation of the Company, the parties shall execute a shareholders meeting of the Company to be held in order to adopt resolutions on a capital increase for the amount





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    provided in Exhibit "A". At such shareholders meeting, the parties shall subscribe all of the shares issued due to the capital increase in the proportions described in paragraph A above. Such shares will be fully subscribed and assessable.

C. The Parties hereto agree to cause the Company on the Closing Date to deliver to each Party hereto, certificates representing the shares of the Stock to be subscribed for on that date by each of the Parties hereto, such shares to be paid in accordance with paragraph A and B above. Such certificates, if temporary, shall be replaced by permanent certificates within a period of not more than six (6) months following the Closing Date.

    The parties also agree to grant the initial shareholders of the Company (founders) a bonus in terms of articles 107 to 1 10 of the Commercial Companies Law during the term and for the amounts described in Exhibit "B"attached hereto [omitted].

II. Closing Date

The consummation of the subscription and initial payment for shares in Company provided for in this Agreement (the "Closing") shall be effective upon the execution before a Mexican Notary Public selected by and satisfactory to the Parties hereto of the public instrument containing the charter by-laws of the Company, at the offices of Sanirent, S.A. de C.V., on such date, as such charter by-laws are ready for execution, which date shall not be later than May 1 6, 1 997 (the "Closing Date").

III.     Conditions of Closing

The respective obligations of each of the Parties hereto to subscribe to the Stock on the Closing Date shall be subject to the following conditions:

A. The obligations of the Parties hereto to enter into certain agreements referred to in paragraph A of Article IV of this agreement.

B. The charter by-laws of the company shall have been prepared and transcribed in the public instrument to be executed by the Parties hereto, in the form set out in Exhibit "C" attached hereto [omitted] and made a part hereof.

C. All instruments executed and proceedings taken on or prior to the Closing Date and in connection with or relating to the execution, delivery and performance of this Agreement and the issuance and subscription of and payment for the Stock shall be in form and substance satisfactory to each of the Parties hereto and to their counsel, and each of said Parties hereto and said counsel shall have received copies of all documents or other evidence requested by them, such documents where appropriate to be certified by appropriate corporate or governmental authorities.

D. To hold the shareholders meeting referred to in Article l.B above, to adopt resolutions on a capital increase for the amount established in Exhibit "A" and to fully subscribe the shares as provided thereat.

IV. Additional Obligations

A. The Parties agree to enter into the agreements set forth below in the form of the Exhibits attached hereto [omitted] and set forth below, and the Parties hereto agree to cause Company to enter into this agreement and the agreements set forth below in the form of the Exhibits attached hereto and set forth below:


    Exhibit                   Agreement
    -------                   ---------
    "D"      Trademark and patent license and technical assistance agreement between STERICYCLE and the Company.

    "E" Medical Waste Treatment Equipment Agreement between STERICYCLE and the Company.





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    The parties must request prior approval of the others in the event that the agreements mentioned above are executed by a subsidiary. This approval will not be unreasonably withheld.

B. The Parties also agree to comply with the terms provided in the schedules of responsibilities attached as Exhibits "F" and "G" attached hereto [omitted], in the understanding that pursuant to such schedules, they will execute the following agreements in the near future:

    (i)      Schedule of responsibilities attached as Exhibit "F" [omitted]:
             Operation and services agreement between PENNONI and the Company.

    (ii)     Schedule of responsibilities attached as Exhibit "G" [omitted]:
             Recollection, transportation and services agreement between CONOPAM and the Company.

C. The Parties hereto agree and undertake on the Closing Date, to cause the election to the board of directors of the Company of eight (8) directors and their alternates, of which each Party hereto shall nominate the number of directors and alternates therefor set forth opposite its respective name below:

    Party            Number of Directors
    -----            -------------------
    STERICYCLE                2

    PENNONI                   2

    CONOPAM                   4

    The Parties further agree and undertake to appoint at the time of incorporation of the Company, an operating committee consisting of three
    (3) individuals (one designated by each party).

D. The Company reserves the right to renegotiate agreements associated with Exhibits "D", "F" and "G", in the event of negative market influences, subject to agreement of both parties.

V.  Prior Negotiations

Each Party hereto acknowledges that it has not negotiated with parties other than the Parties hereto relating to a proposed venture similar in intent and purpose to the proposals described herein and that will present to the other Parties hereto an opinion of counsel, which opinion shall be satisfactory to them and their counsel, stating that no claim, suit or action based upon or arising from or in connection with any such document can be successfully asserted against the other Parties hereto or any of them, and the delivery of such an opinion shall be a condition to the obligations of the other Parties hereto except Company under this agreement.

VI. Expenses

Each Party will, in the event the transactions contemplated hereby or by the agreements referred to in paragraph A of Article IV of this agreement are not consummated, pay its own costs and expenses, and agrees to hold the other Parties hereto and each of them harmless from and against any and all liabilities with respect to said costs and expenses.





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The Parties hereto agree that in the event the Company is incorporated as provided herein, the Company shall assume any and all of the costs and expenses related to its incorporation.

VII.  Non-Competition

The Parties acknowledge that the non-competition commitment is an essential issue of this agreement. Therefore, the parties hereto agree that they will not, during the life of this agreement, in Mexico, directly or indirectly, sell, offer or deal in, services which are the same as, or competitive with, the services carried out by the Company, except through Company or some other corporation, firm or entity in which the parties hereto directly or indirectly own the same proportion of stock as they do in the Company unless the prior written consent of all the parties hereto is first obtained. The Parties hereto further agree that the above provision shall apply to any shareholder who withdraws from the Company in accordance with this agreement for a period of two (2) years from the date of such withdrawal.

The Parties will not undertake directly or indirectly to render the above-mentioned services nor own, manage, operate, control, own an interest (whether as principal, agent, beneficiary, shareholder, consultant, partner, nominee, trustee, financier, or otherwise) or participate in the ownership, management, operation or control of, or become associated in any capacity with, or have any financial interest in or lend their name to any person, enterprise, firm or corporation engaged in a business that is competitive with the business of the Company in Mexico, which business consists in the sale, marketing, on-site service, collection, transportation, treatment, disposal and recycling/reuse of medical waste materials (biological and infectious residue and dangerous waste).

If any Party develops a business opportunity in Mexico that is competitive with the business of the Company, the Company will have the first opportunity to engage in that business. If the Company is unwilling to or unable, the Party who developed the business opportunity will have the right to exploit it alone or with third parties. New technologies covering the field of the Company are also subject to the requirement to offer them first to the Company.

Nothing in this Article shall restrict or prevent the Parties from owning less than 3% of the stock or securities of any person whose securities are trading on a recognized stock exchange;

If pursuant to an arbitration award, there is a breach by one of the Parties of its obligations under this non- competition clause, the other Parties (jointly) will be entitled to liquidated damages for an amount of US $5,000,000.00 (five million dollars) without limiting any other remedies they may have.

Such liquidated damages are not a penalty, but are a reasonable estimate of the other Parties' damages in the event of a breach by a Party of its obligations under this clause.

VIII. Confidentiality

The Parties acknowledge that they will have access to and be entrusted with confidential and proprietary information and trade secrets belonging to each of the parties (this last term to be used as defined in article 82 of the Mexican Industrial Property Law "MIPL"), which are confidential (hereinafter referred to as the "INFORMATION").

Each Party acknowledges that the INFORMATION: (i) is a valuable asset of the Party which developed the same, (ii) is information of commercial and/or industrial application, (iii) provides competitive or economic advantages to the Party which developed the same, and (iv) is not obvious to an expert; further, each Party acknowledges that each Party has adopted systems to protect the INFORMATION. Each of the Parties acknowledge that unauthorized disclosure of the INFORMATION shall automatically cause either a damage to the Party which developed the same or a benefit to the disclosing Party or to any third party which has access to the INFORMATION.





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Therefore, the Parties hereby agree to the following terms:

1. To keep strictly secret and confidential and not to disclose to any individual or legal entity, except to those who have agreed in writing to maintain the confidentiality of the INFORMATION in the terms hereto, specially in terms of articles 84 to 86 of the MIPL.

2. Not to make any use whatsoever of the INFORMATION obtained or learned as a consequence of receiving the INFORMATION, except in connection with the subject matter of this Agreement.

3. To cooperate with the Party involved in causing all written material related or contained in the INFORMATION obtained from it or arising out of said INFORMATION, to be marked to indicate its confidential nature, and to prevent unauthorized use or reproduction thereof in any manner whatsoever.

4. To take all reasonable steps to control the use of the INFORMATION at all times and to prevent it from being divulged to or acquired by or becoming known to any individual or entity other than those expressly authorized by the involved Party in writing. The Parties also agree to cause any directors, officers, employees, agents, representatives and consultants to whom some or all INFORMATION may be disclosed to maintain its secrecy, and that such INFORMATION will be disclosed in a need to know basis only.

5. The foregoing will not be applicable to (I) information already known to the Parties, (ii) information developed independently by any of the Parties without reference to the INFORMATION and (iii) information which becomes a matter of public knowledge, other than by a breach of a Party's obligations under this clause.

IX. Termination

The respective commitments made in this agreement by certain of the Parties hereto to subscribe to shares of Stock are made in contemplation of the acquisition by each of the other Parties obligated to subscribe to shares of Stock under this agreement. In the event that any one or more of such Parties shall fail to complete such subscription on the Closing Date, or pursuant to the corresponding Exhibit, or shall default any of its obligations under this agreement, the following shall apply:

a) The ancillary agreements described in Article IV A. which have been executed between the defaulting party and the Company shall be immediately terminated.

b) The other Parties shall have the right to purchase the shares owned by the defaulting Party (on a pro rata basis) at a price equal to the book value of the shares, as shown on the last financial statements approved by the share holders meeting of the Company. If the shares of the defaulting Party have not been paid in full, the price shall be reduced in an amount equal to the payments pending to be made.

c) The Joint Venture Agreement shall be terminated only with regard to the defaulting Party. However, any such termination shall not be a bar to any other rights or causes of action, for damages or otherwise, which such other Parties may have as a result of any such failure or default against the defaulting Party.

    Furthermore, the non-compete and confidentiality obligations of the defaulting Party shall survive the termination of this Joint Venture Agreement.

X.  Miscellaneous

a) Each of the Parties hereto represents that there are no claims for brokerage commissions or finder's fees in connection with the transactions contemplated by this agreement.





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b)  Any notice or request hereunder shall be given in writing. Any such notice shall be considered as having been given when received by the Party to whom it was intended,


    if the notice is to STERICYCLE:   Stericycle, Inc.
                                      1419 Lake Cook Road
                                      Deerfield, Illinois
                                      60015, U.S.A.

    with a copy to:                   Creel, Garcia Cuellar y Muggenburg
                                      Bosque de Ciruelos No.304 piso 2
                                      Bosques de las Lomas 1 1 700, Mexico,D.F.

    if the notice is to PENNONI:      C.R. Pennoni, P.E.
                                      Pennoni Associates, Inc.
                                      One Drexel Plaza
                                      3001 Market Street, Second Floor
                                      Philadelphia, PA 19104-2897, U.S.A.

    and to:                           Richard D. Loretta
                                      Pennoni International de Mexico, S.A.
                                      de C.V.  Calle Camargo No.32 Col.
                                      Hipodromo Condesa 06170, Mexico, D.F.

    with a copy to:                   Sanchez-DeVanny & Associates, S.C.
                                      Carr. Pichacho-Ajusco No.130-404
                                      Col. Jardines en la Montana , 14210
                                      Mexico, D.F.

    and if the notice is to CONOPAM:  Conopam, S.A. de C.V.
                                      Norte 79A No.235 E
                                      Col. Claveria, Mexico, D.F.

     with a copy to:                  Dominguez y Perez Villanueva,
                                      Abogados, S.C.
                                      Lic. Eduardo Dominguez Gavaldon
                                      Avenida de las Palmas 765-701
                                      Lomas de Chapultepec, Mexico, D.F.

In the event that any Party hereto shall desire to have all notices and requests given to the other Parties at any other address, notice to this effect shall be given to each of the other Parties, and such change of address notice shall be effective upon delivery to the Party to which it is directed.

c) Except as otherwise expressly provided in this Agreement if any of the Parties to this agreement is temporarily or otherwise unable to perform its obligations under this agreement because of fire, flood, inclement weather or other circumstances caused by the elements, government restrictions or regulations, war (declared or undeclared), invasion, riots, insurrections, negligent or intentional acts or omissions of any of the other Parties hereto or third parties, reasonable unforeseeable accident, acts of force majeure or acts of God, or other causes beyond its reasonable control, no liability shall exist to any of the other parties for failure of performance during such period, nor shall any such temporary occurrence constitute cause for terminating this agreement, except if such temporary occurrence lasts more than 30 days, in which event any Party affected may terminate this agreement with a prior 30 day written notice to the others.





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d)  No delay on the part of any Party in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on any Party shall be deemed to be a waiver of the obligation of such Party or of the right of such party to take further action without notice or demand; no right, power or remedy conferred in this agreement or otherwise shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. A tacit or implicit waiver by a party of a right or remedy in any particular instance shall not operate as a wavier of such right or remedy in any other instance.

e) Each of the Parties hereto agrees and accepts that they execute this agreement of their own free will and that they have not been subject to duress, coercion, mistake or error, and that they have not suffered injury (lesion) by its execution and that, therefore, they hereby waive any right for rescission derived from any of said causes, the term to exercise said actions, and consequently, the provisions of Articles 2228, 2229 and 2230 of the Civil Code for the Federal District and Territories of Mexico (and the corresponding Articles of the Civil Code for the States of the Mexican United States.)

f) This instrument, together with any and all Schedules and Exhibits annexed hereto, and any document that may be delivered at any Closing required or provided for hereunder, contains to the subject matters hereof and supersedes and cancels all previous agreements, negotiations, commitments and writings in respect of such subject matter and may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by a duly authorized officer or other representative of each of the Parties hereto.

g) This agreement may not be assigned by any Party hereto without the prior written consent of all the other Parties.

h) This agreement shall inure to the benefit of and be binding upon each of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

i) This agreement shall be governed by and construed, and any claims or controversy arising with respect thereto shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgement upon any award rendered by the arbitrators may be entered and a confirmation order sought in any court having jurisdiction thereof, provided, however, that the arbitrators shall not amend, supplement, or reform in any regard any of the rights or obligations of any party hereunder, or the enforceability of any of the terms hereof. Any arbitration shall be conducted in Houston, Texas, before a panel of three arbitrators, and the substantive laws of Mexico shall apply.

j) The headings of the this agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.





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IN WITNESS WHEREOF, the parties have caused this Joint Venture Agreement to be duly executed as of the day and year first above written.


STERICYCLE, INC.                              PENNONI ASSOCIATES INC.


   /s/ Anthony J. Tomasello                      /s/ C.R. Pennoni
-----------------------------------           ----------------------------------
Anthony J. Tomasello                          C.R. Pennoni


CONOPAM, SA DE C.V.                           CONTROLADORA AMBIENTAL, SA DE C.V.


   /s/ Mauricio Gomez Baez                       /s/ Mauricio Gomez Baez
-----------------------------------           ----------------------------------
By: Mauricio Gomez Baez                       By: Mauricio Gomez Baez





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